UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2017

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, we and our subsidiaries CRA International (UK) Limited (the “UK Borrower”), CRA International Limited (the “Canadian Borrower”), and CRA International (Netherlands) B.V. (the “Dutch Borrower” and, together with the Canadian Borrower and the UK Borrower, the “Designated Borrowers”; the Designated Borrowers, together with CRA International, the “Borrowers”) entered into an Amended and Restated Credit Agreement with Citizens Bank, N.A. as a lender and an issuing bank and as administrative agent, Bank of America, N.A., as a lender and an issuing bank, and Santander Bank, N.A., as a lender (the “Credit Agreement”), and we entered into a related Amended and Restated Securities Pledge Agreement with Citizens Bank, N.A., as administrative agent (the “Securities Pledge Agreement”).  The Credit Agreement amends and restates that certain Credit Agreement, dated as of April 24, 2013, among us, the UK Borrower, the lenders party thereto and Citizens Bank, N.A. (formerly RBS Citizens, N.A.), as administrative agent (the “Existing Credit Agreement”), and the Securities Pledge Agreement amends and restates that certain Securities Pledge Agreement, dated as of April 24, 2013, between us and Citizens Bank, N.A. (formerly RBS Citizens, N.A.), as administrative agent.

The Credit Agreement provides us with a $125 million revolving credit facility, subject to our continued compliance with the terms thereof. The revolving credit facility includes a $35 million sublimit for borrowings by the Designated Borrowers, a $35 million sublimit for multicurrency borrowings in Euros, Pounds Sterling, Canadian Dollars, Swiss Francs, and any other currency (other than U.S. Dollars) that is approved pursuant to the Credit Agreement (the “Alternate Currencies”), a $15 million sublimit for the issuance of letters of credit ($2 million of which may be denominated in Alternate Currencies), and a $5 million sublimit for swingline loans by the swingline lender (initially Citizens Bank, N.A.).

At closing, letters of credit in the aggregate amount of approximately $3.6 million that had been issued under the Existing Credit Agreement were deemed to be issued and outstanding under the new revolving credit facility.  No other amount was drawn (or deemed to be drawn) under the new revolving credit facility at closing.

We may use the proceeds of the revolving credit loans to provide working capital and for other general corporate purposes, including the financing of permitted acquisitions, subject to our compliance with the terms of the Credit Agreement.

We may repay any borrowings under the revolving credit facility at any time (without any premium or penalty), but must repay all borrowing thereunder in no event later than October 24, 2022.

Our borrowings under the revolving credit facility bear interest at a rate per annum of, at our option, either (i) the Base Rate, as defined in the Credit Agreement, plus an applicable margin, which varies within a range of 0.25% to 1.25% depending on our total leverage ratio (as determined under the Credit Agreement), or (ii) the Eurocurrency Rate, as defined in the Credit Agreement, plus an applicable margin, which varies within a range of 1.25% to 2.25% depending on our total leverage ratio (as determined under the Credit Agreement). We are required to pay a fee on the unused portion of the revolving credit facility at a rate per annum that varies within a range of 0.200% to 0.350% depending on our total leverage ratio (as determined under the Credit Agreement).

Subject to certain terms and conditions set forth in the Credit Agreement, including our pro forma compliance with the financial covenants specified therein, we may request from time to time that the lenders under the Credit Agreement or other financial institutions that would become lenders thereunder provide additional revolving credit commitments thereunder, provided that the aggregate principal amount of all such additional commitments does not exceed $50 million.  No existing lender under the Credit Agreement is obligated to provide any such additional commitment.

We must comply with various customary financial and non-financial covenants under the Credit Agreement.  The primary financial covenants under the Credit Agreement consist of a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio.  The primary non-financial covenants under the Credit Agreement limit, subject to various exceptions, our ability to incur future indebtedness, to place liens on assets, to pay dividends or make other distributions on our capital stock, to repurchase our capital stock, to conduct acquisitions, to make investments and loans, to alter our capital structure and to dispose of assets.

The lenders under the Credit Agreement are entitled to accelerate repayment of the loans under the Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal, interest, fees or other amounts in respect of the loans (subject to a grace period for non-principal amounts), breach of any of our covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any of our or any of our material subsidiaries’ indebtedness agreements above a threshold principal amount, a bankruptcy or insolvency event with respect to us or any of our material subsidiaries, an unsatisfied judgment against us or any of our material subsidiaries above a threshold amount, or our undergoing a change of control (as defined in the Credit Agreement).

Borrowings under the Credit Agreement are secured by the equity interests of our direct wholly-owned United States subsidiaries and portions of the equity interests of certain of our foreign subsidiaries, as provided in the Securities Pledge Agreement.

Copies of the Credit Agreement and the Securities Pledge Agreement have been filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 2.02              Results of Operations and Financial Condition.

On October 26, 2017, we issued a press release reporting our financial results for our fiscal quarter ended September 30, 2017. A copy of the press release is set forth as Exhibit 99.1 and is incorporated by reference herein. On October 26, 2017, we also posted on our website supplemental financial information, including prepared CFO remarks. A copy of the supplemental financial information is set forth as Exhibit 99.2 and incorporated by reference herein.

The information contained in Item 2.02 of this report and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 7.01              Regulation FD Disclosure.

On October 26, 2017, we announced that our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share to be paid on December 15, 2017 to all shareholders of record as of November 28, 2017. A copy of the press release is set forth as Exhibit 99.3 and is incorporated by reference herein.

The information contained in Item 7.01 of this report and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1

Amended and Restated Credit Agreement, dated as of October 24, 2017, by and among CRA International, Inc., CRA International (UK) Limited, CRA International (Netherlands) B.V., and CRA International Limited, as the Borrowers, Citizens Bank, N.A., as Administrative Agent, a Lender and an Issuing Bank, Bank of America, N.A., as a Lender and an Issuing Bank, and Santander Bank, N.A., as a Lender

10.2	Amended and Restated Securities Pledge Agreement, dated as of October 24, 2017, by and between CRA International, Inc., as Pledgor, and Citizens Bank, N.A., as Administrative Agent

99.1	October 26, 2017 press release

99.2	Supplemental financial information

99.3	October 26, 2017 dividend press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: October 26, 2017	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President
and Treasurer